040102

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0403092011-3
	Filing Number 20110524481-68
Secretary of State	Filed On 07/15/2011
State Of Nevada	Number of Pages 2

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation:	Havana Furnishings Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: National Registered Agents, Inc. of NV Name [ ] Noncommercial Registered Agent (name and address below) ***OR*** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with *par value:* 200,000,000 — Par value per share: $ 0.00001 — Number of shares *without par value:* None
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Haisam Hamie Name Edificio Ultramar Plaza. Apt. #4A 47th Street — Panama City, Panama Street Address / City / State / Zip Code 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* To engage in any lawful business activities
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Haisam Hamie — X [signature] Name — Incorporator Signature Edificio Ultramar Plaza. Apt. #4A 47th Street — Panama City, Panama Address / City / State / Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

181102

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of Havana Furnishings Inc.
Name of Represented Business Entity

I, National Registered Agents, Inc. am a:
Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address ______ City ______ Nevada Zip Code ______

Mailing Address (if different from street address) ______ City ______ Nevada Zip Code ______

c) [ ] represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity ______

Street Address ______ City ______ Nevada Zip Code ______

Mailing Address (if different from street address) ______ City ______ Nevada Zip Code ______

and hereby state that on July 15, 2011 (Date) I accepted the appointment as registered agent for the above named business entity.

X Kathleen C. Darigo, Asst. Sec.
Authorized Signature of R.A. or On Behalf of R.A. Company

July 15, 2011
Date

*If changing Registered Agent when reinstating, officer's signature required.

X ______
Signature of Officer

Date ______